Exhibit 23 (p)(i)

CODE OF ETHICS
OF
FUNDVANTAGE TRUST

PREAMBLE

This Code of Ethics (the “Code”) has been adopted by the Board of Trustees (the “Board”) of FundVantage Trust (the “Trust”) on behalf of each series of the Trust listed on Appendix A hereto;

The Code has been adopted in accordance with the requirements of Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Rule requires the Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Code and the Rule, and to use reasonable diligence to prevent violations of the Code.  Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission or the federal courts.  In addition, the Trust may impose internal sanctions for violations of this Code.  All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule.  To that end, a summary of the Rule is included as Appendix B to this Code.

Set forth below is the Code adopted by the Trust in compliance with the Rule.  This Code is based upon the principle that the Trustees and officers of the Trust, and certain affiliated persons of the Trust owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

1.

DEFINITIONS

The definitions of the terms used throughout this Code are set forth in Appendix C.

2.

PROHIBITED TRANSACTIONS

(a)

No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth in Appendix B.

(b)

No Access Person shall:

(i)

purchase or sell, directly or indirectly, any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

(A)

is being considered for purchase or sale by the Trust; or

(B)

is being purchased or sold by the Trust;

(ii)

disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

(iii)

seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust because of such person’s association with the Trust.  For the purposes of this provision, the following gifts from broker-

dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

(A)

an occasional meal;

(B)

an occasional ticket to a sporting event, the theater or comparable entertainment, for which the Access Person will reimburse the host;

(C)

a holiday gift of fruit or other foods; provided, however, that such gift is made available to all members of the recipient’s department.

(c)

No Investment Personnel and no Access Person of FundVantage Trust shall:

(i)

acquire directly or indirectly any beneficial ownership in any securities in an Initial Public Offering (“IPO”) or in a Limited Offering without the prior approval of [such persons authorized by FundVantage Trust to give such approval].  Any person authorized to purchase securities in an IPO or Limited Offering shall disclose that investment when involved in the Trust’s subsequent consideration of an investment in the issuer.  In such circumstances, the Trust’s decision to purchase securities of the issuer shall be subject to independent review by the Trust’s officers with no personal interest in the issuer;

(ii)

unless an exception is granted, profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days.  Any profits realized on such short-term trades shall be subject to disgorgement;

(iii)

serve on the board of directors of any publicly traded company without prior authorization of the President of the Trust.  Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and the shareholders of the Trust; or

(iv)

buy or sell a Covered Security within at least seven (7) calendar days before and after any portfolio of the Trust trades in that security (without prior manager approval).  Any profits realized (without prior manager approval) on trades within the proscribed period are required to be disgorged.

3.

EXEMPTED TRANSACTIONS

The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:

(a)

purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(b)

purchases or sales which are non-volitional on the part of either the Access Person or the Trust;

(c)

purchases which are part of an automatic dividend reinvestment plan;

(d)

purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

(e)

purchases or sales of shares of any series of the Trust.

4.

COMPLIANCE PROCEDURES

(a)

Pre-clearance

(i)

With the exception of the Independent Trustees, all Access Persons generally shall receive prior approval from the Chief Compliance Officer (“CCO”) or other officer designated by the Board before purchasing or selling securities.

(ii)

The following transactions are exempt from prior clearance requirements:

•

Mutual Funds - purchases or redemptions of shares of any open-end investment company NOT advised by any investment adviser (“Adviser”) to the Trust, or its affiliates, listed on Appendix A hereto.

•

U.S. Government Obligations - purchases or sales of direct obligations of the U.S. government.

•

Money Market Instruments

•

Money Market Funds

•

Unaffiliated Unit Investment Trusts

(b)

Initial and Annual Holdings Reports

All Access Persons shall disclose to the CCO within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31 (which disclosures shall be current to within 45 days of the date that the reports are submitted), (i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account.  The initial and annual reports shall be made on the appropriate forms attached under Appendix D.

(c)

Quarterly Reports

(i)

Every Access Person shall report to the CCO the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

(ii)

Each Independent Trustee need only report a transaction in a security if such Trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Trust, or was being considered for purchase by the Trust or by any Adviser on behalf of the Trust.

(iii)

Reports required to be made under this Paragraph (c) shall be made not later than 30 days after the end of the calendar quarter.  Every Access Person shall be required to submit a report for all periods, except that no report is required for those periods in which no securities transactions were effected.  In addition, no report is required to the extent that the report would duplicate information already on file pursuant to the recordkeeping requirements of Rule 204-2(a)(13) promulgated under the Investment Advisers Act of 1940, as amended.

A report shall be made on the Securities Transaction Report form attached hereto under Appendix D or on any other form containing the following information:

With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(A)

the date of the transaction, the name, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(B)

the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)

the price at which the transaction in the Covered Security was effected;

(D)

the name of the broker, dealer or bank with or through which the transaction was effected; and

(E)

the date that the report is submitted by the Access Person.

With respect to any securities account established at a broker, dealer or bank during the quarter for the direct or indirect benefit of the Access Person:

(A)

the name of the broker, dealer or bank with whom the Access Person established the account;

(B)

the date the account was established; and

(C)

the date that the report is submitted by the Access Person.

(iv)

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(d)

Broker Confirms

With the exception of the Independent Trustees, every Access Person shall direct his or her brokers to supply to the CCO, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

(e)

Notification of Reporting Obligation

The CCO shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon request.

(f)

Certification of Compliance with Code of Ethics

(i)

With the exception of the Independent Trustees, Access Persons shall certify annually that:

(A)

they have read and understand the Code and recognize that they are subject thereto;

(B)

they have complied with the requirements of the Code; and

(C)

they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

(g)

Conflict of Interest

Every Access Person shall notify the CCO of any personal conflict of interest relationship, which may involve the Trust, such as the existence of any economic relationship between transactions and securities held or to be acquired by any series of the Trust.  Such notification shall occur in the pre-clearance process.

(h)

Review of Reports

The CCO or a designee immediately shall review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rule or the Code.  Any violations of the Code shall be reported to the Board in accordance with Section 5 of the Code.  The CCO shall maintain a list of the persons responsible for reviewing the transactions and holdings reports.

5.

REPORTING OF VIOLATIONS

(a)

The CCO shall promptly report to the Board:

(i)

all apparent violations of the Code and the reporting requirements thereunder; and

(ii)

any reported transaction in a Covered Security which was purchased or sold by the Trust within fifteen (15) days before or after the date of the reported transactions.

(b)

When the CCO finds that a transaction otherwise reportable to the Board under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of the Rule it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to the Code, in lieu of reporting the transaction to the Board.

(c)

The Board, or a Committee created by the Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

6.

ANNUAL REPORTING

(a)

The CCO shall furnish the Board with an annual report relating to the Code.  Such annual report shall:

(i)

describe any issues arising under the Code or procedures during the past year;

(ii)

identify any material violations of the Code or procedures, including sanctions imposed in response to such violations, during the past year;

(iii)

identify any recommended changes in the existing restrictions or procedures based upon the Trust’s experience under the Code, evolving industry practices or developments in applicable laws or regulations; and

(iv)

certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

7.

SANCTIONS

Upon discovering a violation of the Code, the Board may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

8.

RETENTION OF RECORDS

The Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an IPO or Limited Offering, each memorandum made by the CCO hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust as required under the Rule.

9.

ADOPTION AND APPROVAL

The Board, including a majority of the Independent Trustees shall approve the Code of the Trust and any material changes thereto.  The Board shall approve any material change to the Code no later than six (6) months after the adoption of the material change.

Dated:___________________, 2007

APPENDIX A

Investment Advisers for FundVantage Trust

MBIA Capital Management Corp.

Series of FundVantage Trust

MBIA Asset Management Funds

MBIA High Yield Fund

MBIA Core Plus Fixed Income Fund

MBIA Multi-Sector Inflation Protection Fund

MBIA Municipal Bond Inflation Protection Fund

APPENDIX B
Summary of Rule 17j-1(b)

It shall be unlawful for

•

any affiliated person of, or principal underwriter for, a registered investment company, or

•

any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [see Note below] . . . by such registered investment company:

(1)

to employ any device, scheme or artifice to defraud such registered investment company;

(2)

to make to such registered investment company

•

any untrue statement of a material fact or

•

omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)

to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

(4)

to engage in any manipulative practice with respect to such registered investment company.

NOTE:

For purposes of Rule 17j-1, a “security held or to be acquired” by a registered investment company means”

any Covered Security within the meaning of the Rule (see the definition of the term “Covered Security” in Appendix C to this Code) which, within the most recent fifteen (15) calendar days:

•

is or has been held by the investment company; or

•

is being or has been considered by such company, or its investment adviser, for purchase by the company any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

APPENDIX C
Definitions of Terms Used Within the Code of Ethics

(a)

“Access Person” means:

(i)

Any director, trustee, officer, general partner or Advisory Person of the Trust.

(ii)

Any Advisory Person of the Trust.

(b)

“Advisory Person” means

(i)

any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii)

any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security by the Trust.

(c)

A security is “being considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust has a pending “buy” or “sell” order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(d)

“Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner.  This would include:

(i)

securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

(ii)

securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

(iii)

securities held by a trustee, executor, administrator, custodian or broker;

(iv)

securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

(v)

securities held by a corporation which can be regarded as a personal holding company of a person; and

(vi)

securities recently purchased by a person and awaiting transfer into his or her name.

(e)

“Chief Compliance Officer” or “CCO” means the officer or employee of the Trust who is authorized and appointed by the Trust to perform, or procure the performance of, the various responsibilities assigned to such CCO by this Code.

(f)

“Control” has the same meaning as that set forth in Section 2(a)(9) of the Act.

(g)

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include

(i)

direct obligations of the Government of the United States;

(ii)

bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii)

shares issued by registered open-end investment companies.

(h)

“Independent Trustee” means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(i)

“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended (“Securities Act”),  the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

(j)

“Investment Personnel” means:

(i)

any employee of the Trust (or of any company in a control relationship to the Trust), who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and

(ii)

any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

(k)

“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

(l)

“Purchase or Sale of a Covered Security” includes the writing of an option to purchase or sell a Covered Security.

(m)

“Security Held or to be Acquired” by the Trust means:

(i)

any Covered Security which, within the most recent fifteen (15) days:

(A)

is or has been held by the Trust; or

(B)

is being or has been considered by the Trust for purchase by the Trust; and

(ii)

any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.

(n)

“Security” as defined in Section 2(a)(36) of the 1940 Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX D

FUNDVANTAGE TRUST

CODE OF ETHICS

INITIAL HOLDINGS REPORT

To the Chief Compliance Officer of FundVantage Trust (the “Trust”),

1.

I hereby acknowledge receipt of a copy of the Code of Ethics (the “Code”) for the Trust.

2.

I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

3.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

4.

As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities	Number of Shares	Type of Interest (Direct or Indirect)

5.

As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm	Account	Type of Interest (Direct or Indirect)

Signature:
Date:	Print Name:
Title:
Employer’s Name:

FUNDVANTAGE TRUST

CODE OF ETHICS

ANNUAL HOLDINGS REPORT

To the Chief Compliance Officer of FundVantage Trust (the “Trust”),

1.

I have read and understand the Code of Ethics (the “Code”) for the Trust and recognize that I am subject thereto in the capacity of an “Access Person.”

2.

I hereby certify that, during the year ended December 31, ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

4.

As of December 31, _____, I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities	Number of Shares	Type of Interest (Direct or Indirect)

5.

As of December 31, ___, the following is a list of all brokers, dealers, or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Firm	Account	Type of Interest (Direct or Indirect)

Signature:
Date:	Print Name:
Title:
Employer’s Name:

FUNDVANTAGE TRUST

Securities Transactions Report

For the Calendar Quarter Ended:______________

To the Chief Compliance Officer of FundVantage Trust (“the Trust”),

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust:

SECURITY (including interest rate and maturity date, if applicable)	DATE OF TRANSACTION	NO. OF SHARES	DOLLAR AMOUNT OF TRANSACTION	NATURE OF TRANSACTION (Purchase, Sale, Other)	PRICE	BROKER/DEALER OR BANK THROUGH WHOM EFFECTED

During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

FIRM NAME (broker, dealer or bank)	DATE ACCOUNT WAS ESTABLISHED	ACCOUNT NUMBER

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

Signature:
Date:	Print Name:
Title:
Employer’s Name: